Exhibit 10.1

Execution Copy

EQUITY PURCHASE AGREEMENT

This Equity Purchase Agreement (this “Agreement”) is entered into as of October 16, 2020, by and among FreightCar North America, LLC (f/k/a FCAI Holdings, LLC), a Delaware limited liability company (“Buyer”), Fasemex, Inc. a Texas corporation (“US Seller”), Fabricaciones y Servicios de México, S.A. de C.V., an entity organized under the laws of Mexico (“Fasemex Mexico”), and Agben de Mexico, S.A. de C.V., an entity organized under the laws of Mexico (“Agben” and, together with Fasemex Mexico, “MX Sellers”). US Seller and MX Sellers are sometimes referred to herein individually as “Seller” and collectively as “Sellers,” and Buyer and Sellers are sometimes referred to individually as “Party” and collectively as “Parties.” FreightCar America, Inc., a Delaware corporation (“Parent”), is made party hereto solely for the purposes of Article V, Section 6.2(e) (subject to the limitations and other provisions of Article VI), and Article IX. Capitalized terms used and not otherwise defined herein have the meanings set forth in Annex A. Unless otherwise indicated, Article, Section and Annex references in this Agreement are references to Sections, Articles and Annexes contained in this Agreement.

RECITALS

A.       The JV Companies (as defined below), collectively, carry out the manufacture, assembly, distribution and production of railcars, railcar parts, or railcar components in the United States of America, Canada and Mexico for commercialization and sale in the Territory (the “Business”).

B.       Parent presently owns 100% of the membership interests in Buyer.

C.       US Seller presently owns a 50% ownership interest (the “US JV Equity”) in FCA-Fasemex, LLC, a Delaware limited liability company (the “US JV”).

D.       Fasemex Mexico presently owns a 43% ownership interest and Agben owns a 7% ownership interest (collectively, the “MX JV Equity” and, together with the US JV Equity, the “JV Equity Interests”) in FCA-Fasemex, S. de R.L. de C.V., an entity organized under the laws of Mexico (“Production JV”), and FCA-Fasemex Enterprise, S. de R.L. de C.V., an entity organized under the laws of Mexico (“Services JV,” and, collectively, with the Production JV, the “MX JV Companies” and, together with the US JV, the “JV Companies”).

E.       Buyer desires to acquire from Sellers all of the JV Equity Interests owned by them and each Seller desires to sell, assign, transfer and convey to Buyer all of such Seller’s JV Equity Interest, pursuant to the terms and conditions of this Agreement.

AGREEMENT

Now, therefore, in consideration of the premises and the representations and warranties and mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

Article I
SALE AND PURCHASE

1.1              Sale and Purchase of JV Equity Interests. Upon the terms and subject to the conditions contained in this Agreement, at the Closing Sellers shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from Sellers, all of the JV Equity Interests presently owned by Sellers, comprising 50% of the outstanding equity interests of each of the JV Companies, free and clear of all Liens, in exchange for the delivery by Buyer, in accordance with Section 1.2, of the aggregate purchase price consisting of (a) $172,500 (the “Closing Cash”), by wire transfer of immediately available funds within one business day after Closing, and (b) 2,257,234 shares of Parent Common Stock (the “Consideration Shares”), such Closing Cash and Consideration Shares to be allocated to Sellers in proportion to the agreed relative fair market value of the respective JV Equity Interest presently held by each Seller as set forth on Section 1.1 of the Disclosure Schedule.

1.2              Consideration Shares. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, Buyer shall (at its election) deliver, or cause to be delivered to each Seller, such Seller’s respective portion of the Consideration Shares by (i) issuance of Consideration Shares in book entry form, or (ii) delivery of an irrevocable instruction letter to Parent’s transfer agent for the delivery of the Consideration Shares in the manner requested by Sellers.

1.3              Closing. The closing (the “Closing”) of the purchase and sale of the JV Equity Interest and the other transactions contemplated by this Agreement shall occur on the date hereof, at such time as shall be determined by the Parties, or on such other date and at such other time determined by the Parties (the “Closing Date”). Absent another determination of the Parties, the Closing shall take place at 10:00 a.m., Chicago time, at the offices of Kelley Drye & Warren LLP, 333 W. Wacker, Suite 2600, Chicago, Illinois 60606.

1.4              Closing Deliveries.

(a)               At or prior to Closing, Sellers shall deliver the following to Buyer, unless waived by Buyer:

(i)                 Execution of assignments of the JV Equity Interests in such form agreed by the Parties;

(ii)              Resolutions of the boards of managers of each of the JV Companies approving the transactions contemplated in this Agreement and the Associated Agreements and approval of amended and restated operating agreements (or comparable governing documents) of each of the JV Companies, each in such form reasonably acceptable to Buyer (the “JV Company Board Resolutions”), executed by each of the Sellers’ designees on the boards of managers of the JV Companies;

(iii)            Resignations of each of each Seller’s designees on the boards of managers of the JV Companies in such form reasonably acceptable to Buyer;

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(iv)             The Investor Rights Agreement, duly executed by each of the Sellers, in such form agreed by the Parties (the “IRA”);

(v)               The Amended and Restated Lease, duly executed by Fasemex Mexico, as landlord thereunder, in such form agreed by the Parties (the “A/R Lease”); and

(vi)             The Royalty Agreement, duly executed by each of the Sellers, in such form agreed by the Parties (the “Royalty Agreement”); and

(vii)          Such other agreements or instruments agreed by the Parties.

(b)               At or prior to Closing (except as set forth below), Buyer (or Parent as applicable) shall deliver the following to the Sellers, unless waived by Seller:

(i)                 Evidence of delivery of the Consideration Shares consistent with Section 1.2;

(ii)              The Closing Cash in accordance with the wire instruction furnished by Sellers, within one business day after Closing;

(iii)            The JV Company Board Resolutions executed by each of Buyer’s designees on the boards of managers of the JV Companies;

(iv)             The IRA, duly executed by Parent;

(v)               The Royalty Agreement, duly executed by Parent; and

(vi)             The A/R Lease, duly executed by Projection JV, as tenant; and

(vii)          Such other agreements or instruments agreed by the Parties.

1.5              Purchase Price Allocation; Tax. The Consideration Shares shall be allocated to each of Sellers in the amounts specified on Section 1.1 of the Disclosure Schedule, which proportions reflect the Parties’ agreement as to the relative fair market values of the JV Equity Interests of Sellers. Any tax (transfer or otherwise) related to the transfer of the JV Equity Interests, if any, shall be borne by Sellers.

Article II
REPRESENTATIONS AND WARRANTIES REGARDING EACH SELLER

As a material inducement to Buyer and Parent to enter into this Agreement and to consummate the transactions contemplated by this Agreement, each Seller, separately, hereby represents and warrants to Buyer, as of the date of this Agreement, as follows:

2.1              Organization and Authority. Each Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite entity power and authority to own, lease and operate its properties and to conduct its business as now conducted by it. Each Seller has all requisite power and authority to enter into this Agreement and the Associated Agreements to which it is a party and to perform its obligations hereunder and thereunder. Each Seller is qualified to do business and is in good standing as a foreign corporation, partnership or other entity, as applicable, in all jurisdictions in which it conducts its business, except where the failure to be so qualified does not and will not, individually or in the aggregate, have a Material Adverse Effect on such Seller or the transactions contemplated by this Agreement.

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2.2              Authorization. The execution, delivery and performance by each Seller of this Agreement and the Associated Agreements, in each case to which it is a party, and the consummation by each Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of each Seller. This Agreement and each of the Associated Agreements have been, in each case to which each Seller is a party, duly executed and delivered by each Seller and constitutes or, in the case of the Associated Agreements, upon execution thereof by all other appropriate parties will constitute, a valid and legally binding obligation of each Seller, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding at equity or at law).

2.3              Consents and Approvals; No Conflicts. Except for any consents or approvals contemplated under this Agreement, the execution, delivery and performance by each Seller of this Agreement and the Associated Agreements, in each case to which it is a party, and the consummation by each Seller of the transactions contemplated hereby and thereby will not: (i) conflict with or result in a breach of any provision of the certificate of formation, operating agreement, certificate of incorporation or bylaws (or equivalent governing documents) of such Seller, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body, (iii) require the consent or approval of any Person (other than a Governmental Body) or violate or conflict with, or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien on any of the assets of the JV Companies under, any of the terms, conditions or provisions of any contract or license to which such Seller is a party or by which it or its assets or property are bound, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to such Seller.

2.4              Ownership. Each Seller has good and marketable title to its respective JV Equity Interests, and is the sole owner of record and beneficial owner of such JV Equity Interests. Such JV Equity Interests are free and clear of any Liens. Each Seller has the full and unrestricted right, power, and authority to sell and transfer such JV Equity Interests to Buyer. Upon delivery of the JV Equity Interests to Buyer and payment by Parent to Sellers of the Consideration Shares therefor, Buyer will acquire good and marketable title to the JV Equity Interests, free and clear of all Liens. Sellers do not own, or have any other ownership interest in the JV Companies, beneficial or otherwise, or possess any right entitling Sellers to receive any such ownership interest in the JV Companies, other than the JV Equity Interests that are being sold to Buyer at the Closing, which in the aggregate comprise 50% of the outstanding equity interests of the JV Companies, on the terms and subject to the conditions contemplated by this Agreement.

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2.5              No Brokers or Finders. No Seller nor any officers, directors, agents, representatives or employees of, or on behalf of, any Seller, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders’ fees in connection with transactions contemplated hereby.

2.6              No Pending Proceedings. There is no pending, or to any Seller’s Knowledge threatened, Proceeding against any Seller or any of its Affiliates that challenges, or seeks to restrain, delay, or prohibit the execution, delivery, and performance of this Agreement or the Associated Agreements. There is not in effect any order, judgment, or decree of any Governmental Body against any Seller or any of its Affiliates enjoining, barring, suspending, prohibiting, or otherwise limiting the right of any Seller to execute and deliver this Agreement and the Associated Agreements to which any Seller will be a party or to perform its material obligations hereunder or thereunder.

2.7              Legal Matters. There are no Proceedings or Claims pending or, to any Seller’s Knowledge, threatened against any Seller or any Seller’s JV Equity Interest or other assets or properties, or any Orders outstanding against any Seller, in each case that would, either individually or in the aggregate, delay, hinder, prevent or otherwise adversely affect any Seller’s ability to perform any Seller’s obligations under this Agreement and the Associated Agreement to which any Seller will be a party or to consummate the transactions contemplated hereby or thereby.

2.8              Securities Representations. Each Seller hereby represents and warrants, and undertakes as follows:

(a)               Private Placement. Such Seller is acquiring the Consideration Shares as principal for its own account and not with a view to or for distributing or reselling such Consideration Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Consideration Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute, or regarding the distribution of, such Consideration Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty shall not limit such Seller’s right to sell such Consideration Shares in compliance with applicable US federal and state securities laws).

At the time such Seller was offered the Consideration Shares, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(b)               Sophisticated Investor. Such Seller, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Consideration Shares, and has so evaluated the merits and risks of such investment. Such Seller is able to bear the economic risk of an investment in the Consideration Shares and, at the present time, is able to afford a complete loss of such investment.

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(c)               Restricted Securities. Each Seller acknowledges that the Consideration Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. Each Seller further acknowledges that, absent an effective registration statement under the Securities Act covering the resale of the Consideration Shares, the Consideration Shares may only be offered, sold or otherwise transferred (i) to Parent, (ii) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, if applicable, or (iii) pursuant to an exemption from registration under the Securities Act.

(d)               Access to Information. Each Seller acknowledges that it has had the opportunity to review this Agreement and any Associated Agreements to which it will be a party (including all exhibits and schedules thereto) and the SEC Documents and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Buyer and Parent concerning the terms and conditions of the offering to it of the Consideration Shares and the merits and risks of investing in the Consideration Shares; (ii) access to information about Buyer and Parent and its financial condition, results of operations, business, properties, management, and prospects sufficient to enable it to evaluate its investment in the Consideration Shares; and (iii) the opportunity to obtain such additional information that Buyer and Parent possesses or can acquire without unreasonable effort or expense that was necessary to make an informed investment decision with respect to the investment in the Consideration Shares.

(e)               General Solicitation. The Consideration Shares are not being purchased by any Seller as a result of any advertisement, article, notice or other communication regarding the Consideration Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Seller’s Knowledge, any other general solicitation or general advertisement.

2.9              No Prohibited Transactions. Each Seller has not engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any United States, Mexico, or to each Seller’s Knowledge, international or other anti-money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto (including the International Emergency Economic Powers Act, as amended), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 and the regulations promulgated thereunder, as amended, or any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), or (ii) in contravention of Executive Order No. 13224 issued by the President of the United States on September 24, 2001 (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time (“Executive Order 13224”) or (iii) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, OFAC, Financial Action Task Force, SEC, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time. Such Seller is not a Person (i) that is listed in the Annex to or is otherwise subject to the provisions of Executive Order 13224, (ii) whose name appears on OFAC’s most current list of “Specifically Designed Nationals and Blocked Persons,” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf), (iii) who commits, threatens to commit or supports “terrorism,” as that term is defined in Executive Order 13224, or (iv) who, to such Seller’s Knowledge, has not been associated with or is otherwise affiliated with any Person listed above.

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2.10          Compliance with Anti-Bribery Laws. Each Seller has not engaged in any dealing or transactions, directly or indirectly, (i) in contravention of any applicable United States, Mexico, or to each Seller’s Knowledge, international or other anti-corruption or anti-bribery statutes or regulations, including the Foreign Corrupt Practices Act as administered by the U.S. Department of Justice and the SEC, or (ii) in contravention of any applicable United States, Mexico, international or other export controls statutes or regulations, including the U.S. Export Administration Regulations (15 CFR Part 730, et seq.).

2.11          Disclosures. No representation or warranty made by any Seller in this Agreement (including this Article II) or in any document delivered in connection herewith (including the Disclosure Schedule) contains any untrue statement of material fact or omits any material fact necessary to make the statements contained herein or therein not misleading.

Article III
REPRESENTATIONS AND WARRANTIES REGARDING THE JV COMPANIES

As a material inducement to Buyer and Parent to enter into this Agreement and to consummate the transactions contemplated by this Agreement, Sellers, separately, hereby represent and warrant to Buyer and Parent, as of the date of this Agreement, as follows:

3.1              Organization and Authority. To Sellers’ Knowledge, the US JV and the MX JV Companies are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization, and have the requisite entity power and authority to own, lease and operate their properties and to conduct their business as now conducted by them. To Sellers’ Knowledge the US JV and the MX JV Companies are qualified to do business and are in good standing as foreign corporations, partnerships or other entities, as applicable, in all jurisdictions in which they conducts their business, except where the failure to be so qualified does not and will not, individually or in the aggregate, have a Material Adverse Effect on the JV Companies or the transactions contemplated by this Agreement.

3.2              Undisclosed Liabilities. To the Sellers’ Knowledge, the MX JV Companies have no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which are adequately reflected or reserved against in the MX JV Companies’ balance sheets as of June 30, 2020, (b) those which have been incurred in the ordinary course of business consistent with past practice since such date and which are not, individually or in the aggregate, material in amount, and (c) those which do not and will not, individually or in the aggregate, have a Material Adverse Effect on the MX JV Companies or the transactions contemplated by this Agreement.

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3.3              Contracts.

(a)               Section 3.3 of the Disclosure Schedule lists each of the Contracts that are material to any MX JV Company (collectively, the “Material Contracts”).

(b)               Each Material Contract is valid and binding on the MX JV Company that is party thereto in accordance with its terms and is in full force and effect. None of the MX JV Companies or, to Sellers’ Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer.

3.4              Compliance with Laws; Permits and Licenses. Except as set forth in Section 3.4 of the Disclosure Schedule, each of the MX JV Companies is in possession of the franchises, authorizations, accreditations, licenses, permits, certificates, approvals, clearances, consents, registrations, certificates of authority, Orders or similar rights issued, granted or obtained by or from any Governmental Body listed in Section 3.4 of the Disclosure Schedule (collectively, “Permits”). Each of the MX JV Companies is currently in possession of all Permits required under applicable Law, and has complied, and is now complying, with all Laws applicable to their business, properties or assets, except where any failure has not and will not, individually or in the aggregate, have a Material Adverse Effect on the MX JV Companies or the transactions contemplated by this Agreement.

3.5              Transactions with Related Persons. Except as set forth in Section 3.5 of the Disclosure Schedule, or as related to the Parent or any of the Parent’s Affiliates, no officer, director, employee or equityholder of any MX JV Company or any of their respective Affiliates, and no member of the “immediate family”, as such term is defined under Rule 16a-1(e) of the Exchange Act of any such person, nor any corporation, partnership, limited liability company or other entity in which any of such Persons has a direct or indirect interest, has, directly or indirectly:

(a)               any interest (other than as a holder of not more than one percent (1%) of the issued and outstanding securities of a corporation whose securities are traded on a national securities exchange in which such Person is a passive investor with no involvement in the management or operations thereof) in any Person engaged in the Business;

(b)               any interest (other than as a holder of not more than one percent (1%) of the issued and outstanding securities of a corporation whose securities are traded on a national securities exchange in which such Person is a passive investor with no involvement in the management or operations thereof) in any Person which purchases any goods or services from, or sells or furnishes any goods or services to, any JV Company;

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(c)               a beneficial interest in any Contract to which any MX JV Company is a party or by which any MX JV Company or any of their respective assets or properties may be bound or affected (except, with respect to employees of the MX JV Companies, for written employment contracts listed in Section 3.5(c) of the Disclosure Schedule); or otherwise receives any rights or benefits from, or is the beneficiary of any obligations of, any MX JV Company (except, with respect to employees of the MX JV Companies, for employment-related obligations incurred in the Ordinary Course of Business on arms-length terms that are fair to such JV Company); or

(d)               any interest or Claim against any of the MX JV Companies or any of their respective assets or properties which could materially and adversely affect such MX JV Company’s assets or properties or title to or right to use its assets or properties, or to conduct the Business. No assets or properties (whether tangible or intangible) of any of the Persons described in this subsection (d) are used by the MX JV Companies in the conduct of the Business except as set forth in Schedule 3.5(d).

3.6              No Unauthorized Actions. No Seller has, and to the Sellers’ Knowledge, no officers, directors, employees, agents or other representatives of the MX JV Companies has taken any action with respect to the MX JV Companies without first obtaining the necessary consent in accordance with such MX JV Company’s certificate of formation, operating agreement, certificate of incorporation, bylaws or corresponding powers of attorney (or equivalent governing documents).

3.7              Condition and Sufficiency of Assets. To the Sellers’ Knowledge, except as set forth in Section 3.7 of the Disclosure Schedule, the furniture, fixtures, vehicles and other items of tangible personal property of the MX JV Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such furniture, fixtures, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The furniture, fixtures, vehicles and other items of tangible personal property currently owned or leased by the MX JV Companies are sufficient for the continued conduct of the MX JV Companies’ business after the Closing in substantially the same manner as conducted prior to the Closing.

3.8              No Pending Proceedings. There is no pending, or to any Seller’s Knowledge, threatened, Proceeding against any of the MX JV Companies. There is not in effect any order, judgment, or decree of any Governmental Body against any of the MX JV Companies.

3.9              Disclosures. No representation or warranty made by any Seller in this Agreement (including this Article III) or in any document delivered in connection herewith (including the Disclosure Schedule) contains any untrue statement of material fact or omits any material fact necessary to make the statements contained herein or therein not misleading.

3.10          Disclaimer of Other Representations and Warranties. BUYER ACKNOWLEDGES THAT NONE OF SELLERS OR ANY OTHER PERSON HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, CONCERNING SELLERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, AND BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES CONCERNING SELLERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT.

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Article IV
REPRESENTATIONS AND WARRANTIES REGARDING BUYER

As a material inducement to Sellers to enter into this Agreement and to consummate the transactions contemplated by this Agreement, Buyer hereby represents and warrants to Sellers, as of the date of this Agreement, as follows:

4.1              Organization and Authority. Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted by it. Buyer has all requisite power and authority to enter into this Agreement and the Associated Agreements to which it is a party and to perform its obligations hereunder and thereunder. Buyer is qualified to do business and is in good standing as a foreign corporation, partnership or other entity, as applicable, in all jurisdictions in which it conducts its business, except where the failure to be so qualified does not and will not, individually or in the aggregate, have a Material Adverse Effect on Buyer.

4.2              Authorization. The execution, delivery and performance by Buyer of this Agreement and the Associated Agreements, in each case to which it is a party, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Buyer. This Agreement and each of the Associated Agreements have been, in each case to which it is a party, duly executed and delivered by Buyer and constitutes or, in the case of the Associated Agreements, upon execution thereof by all other appropriate parties will constitute, a valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding at equity or at law).

4.3              Consents and Approvals; No Conflicts. Except for any consents or approvals contemplated under this Agreement, the execution, delivery and performance by Buyer of this Agreement and the Associated Agreements, in each case to which it is a party, and the consummation by Buyer of the transactions contemplated hereby and thereby will not: (i) conflict with or result in a breach of any provision of the certificate of formation or operating agreement of Buyer, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body, (iii) require the consent or approval of any Person (other than a Governmental Body) or violate or conflict with, or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien on any of the assets attributed to the JV Companies under, any of the terms, conditions or provisions of any contract or license to which Buyer is a party or by which it or its assets or property are bound, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer.

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4.4              No Brokers or Finders. Neither Buyer nor any of its officers, directors or employees, on behalf of Buyer, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders’ fees in connection with transactions contemplated hereby.

4.5              No Pending Proceedings. There is no pending, or to Buyer’s Knowledge, threatened, Proceeding against Buyer or any of its Affiliates that challenges, or seeks to restrain, delay, or prohibit the execution, delivery, and performance of this Agreement. There is not in effect any order, judgment, or decree of any Governmental Body against Buyer or any of its Affiliates enjoining, barring, suspending, prohibiting, or otherwise limiting the right of Buyer to execute and deliver this Agreement or to perform its material obligations hereunder.

4.6              No Prohibited Transactions. Buyer has not engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any United States, Mexico, or to Buyer’s Knowledge, international or other anti-money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto (including the International Emergency Economic Powers Act, as amended), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 and the regulations promulgated thereunder, as amended, or any order issued with respect to anti-money laundering by OFAC, or (ii) in contravention of Executive Order No. 13224 or (iii) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, OFAC, Financial Action Task Force, SEC, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time. Buyer is not a Person (i) that is listed in the Annex to or is otherwise subject to the provisions of Executive Order 13224, (ii) whose name appears on OFAC’s most current list of “Specifically Designed Nationals and Blocked Persons,” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf), (iii) who commits, threatens to commit or supports “terrorism,” as that term is defined in Executive Order 13224, or (iv) who, to Buyer’s Knowledge, has not been associated with or is otherwise affiliated with any Person listed above.

4.7              Compliance with Anti-Bribery Laws. Buyer has not engaged in any dealing or transactions, directly or indirectly, (i) in contravention of any applicable United States, Mexico, or to Buyer’s Knowledge, international or other anti-corruption or anti-bribery statutes or regulations, including the Foreign Corrupt Practices Act as administered by the U.S. Department of Justice and the SEC, or (ii) in contravention of any applicable United States, Mexico, international or other export controls statutes or regulations, including the U.S. Export Administration Regulations (15 CFR Part 730, et seq.).

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4.8              Disclosure. No representation or warranty made by Buyer in this Agreement (including this Article IV) or in any document delivered in connection herewith (including the Disclosure Schedule) contains any untrue statement of material fact or omits any material fact necessary to make the statements contained herein or therein not misleading.

4.9              Disclaimer of Other Representations and Warranties. SELLERS ACKNOWLEDGE THAT NONE OF BUYER OR ANY OTHER PERSON HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, CONCERNING BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, AND SELLERS ARE NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES CONCERNING BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT.

Article V
REPRESENTATIONS AND WARRANTIES REGARDING PARENT

As a material inducement to Sellers to enter into this Agreement and to consummate the transactions contemplated by this Agreement, Parent hereby represents and warrants to Sellers, as of the date of this Agreement, as follows:

5.1              Issuance of the Consideration Shares. The Consideration Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable.

5.2              Capitalization. As of October 16, 2020, without giving effect to the Closing, Parent’s authorized capital stock consists of 50,000,000 authorized shares of Parent Common Stock, of which 13,277,845 shares are issued and outstanding, 2,500,000 authorized shares of preferred stock, par value of $0.01, of which none are issued and outstanding. The Consideration Shares represent, in the aggregate, 17% of the issued and outstanding shares of Parent Common Stock immediately prior to Closing. All of the outstanding shares of capital stock of the Parent have been validly issued and are fully paid and non-assessable.

5.3              Exchange Act Registration; Trading Market. Parent Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Trading Market, and other than as disclosed in the SEC Documents, Parent has taken no action designed to, or likely to have the effect of, terminating the registration of Parent Common Stock under the Exchange Act or delisting Parent Common Stock from the Trading Market, nor has Parent received any notification that the SEC or the Trading Market is contemplating terminating such registration or listing.

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5.4              Securities Representations.

(a)               Regulation S.

(i)                 Parent is a “reporting issuer” (as defined in Regulation S).

(ii)              Neither Buyer nor Parent, nor any of their affiliates (as defined in Rule 501 under the Securities Act) nor any person acting on its or their behalf, has engaged in any directed selling efforts (as defined in Regulation S) in the United States in connection with the offering of the Consideration Shares to MX Sellers and Parent has complied with the offering restriction requirements of Regulation S.

(iii)            Assuming the accuracy of the representations and warranties of MX Sellers contained in Section 2.8 and their compliance with their agreements set forth in this Agreement, no registration of the Consideration Shares under the Securities Act is required for the offer and sale of the Consideration Shares to MX Sellers in the manner contemplated by this Agreement.

(b)               Regulation D.

(i)                 Assuming the accuracy of the representations and warranties of US Seller contained in Section 2.8 and its compliance with its agreements set forth in this Agreement, no registration of the Consideration Shares under the Securities Act is required for the offer and sale of the Consideration Shares to US Seller in the manner contemplated by this Agreement.

(ii)              None of Parent, its affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) or any person acting on its or their behalf (other than US Seller, as to which no representation or warranty is given) has, directly or indirectly, made offers or sales of any security or solicited offers to buy any security which is or would be integrated with the sale of the Consideration Shares in a manner that would require the Consideration Shares to be registered under the Securities Act.

(iii)            None of Parent, its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) or any person acting on its or their behalf (other than US Seller, as to which no representation or warranty is given) has made offers or sales of the Consideration Shares or solicited offers to buy the Consideration Shares by means of any form of “general solicitation” or “general advertising” (within the meaning of Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

5.5              Organization and Authority. The Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted by it. The Parent has all requisite power and authority to enter into this Agreement and the Associated Agreements, if applicable, to which it is a party and to perform its obligations hereunder and thereunder. The Parent is qualified to do business and is in good standing as a foreign corporation, partnership or other entity, as applicable, in all jurisdictions in which it conducts its business, except where the failure to be so qualified does not and will not, individually or in the aggregate, have a Material Adverse Effect on the Parent.

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5.6              Authorization. The execution, delivery and performance by the Parent of this Agreement and the Associated Agreements, in each case to which it is a party, and the consummation by the Parent of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Parent. This Agreement and each of the Associated Agreements have been, in each case to which each Seller is a party, duly executed and delivered by the Parent and constitutes or, in the case of the Associated Agreements, upon execution thereof by all other appropriate parties will constitute, a valid and legally binding obligation of the Parent, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding at equity or at law).

5.7              Consents and Approvals; No Conflicts. Except as set forth on Section 5.7 of the Disclosure Schedule or any consents or approvals contemplated in this Agreement, the execution, delivery and performance by the Parent of this Agreement and the Associated Agreements, in each case to which it is a party, and the consummation by the Parent of the transactions contemplated hereby and thereby will not: (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of the Parent, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body, by Parent, (iii) require the consent or approval of any Person (other than a Governmental Body) or violate or conflict with, or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien on any of the assets attributed to the JV Companies under, any of the terms, conditions or provisions of any contract or license to which Parent is a party or by which it or its assets or property are bound, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent.

5.8              Valid Issuance of Consideration Shares. The Consideration Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, the Consideration Shares will be validly issued, fully paid and non-assessable, and the Consideration Shares shall be free and clear of any Liens granted by Parent or its Affiliates.

5.9              Right of First Refusal; Stockholders Agreement; Voting and Registration Rights. Except as described in the SEC Documents or as provided in federal or state securities laws or the Delaware General Corporation Law, or as contemplated in this Agreement or the Associated Agreements, there are no provisions of the charter or incorporation documents of Parent, and no material contracts that may: (a) alter or restrict the voting rights of the Sellers with respect to the Consideration Shares in their capacity as stockholders of Parent, (b) require the vote of more than a simple majority of the Parent’s issued and outstanding common stock, voting together as a single class, with respect to any corporate matter to be brought before the holders of common stock for a vote, or (d) entitle any party to nominate or elect any director of Parent or require any of Parent’s stockholders to vote for any such nominee or other person as a director of Parent.

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5.10          No General Solicitation. Neither the Parent nor any other Person acting on Parent’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Consideration Shares, nor have any of such Persons made any offers or sales of any security of Parent or solicited any offers to buy any security of the Parent under circumstances that would require registration of the Consideration Shares under the Securities Act.

5.11          SEC Documents. Parent has timely filed, or cured any defect relating to timely filing, all SEC Documents since January 1, 2017. None of Parent’s subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. Each SEC Document (a) as of the time it was filed (or if subsequently amended, when amended), complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and (b) did not, at the time it was filed (or if subsequently amended or superseded by an amendment or other SEC Document, then, on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. All agreements to which the Parent is a party or to which the property or assets of Parent are subject, which are required to be described in or filed as exhibits to an SEC report, have been so described or filed.

5.12          Financial Statements. The financial statements of the Company included in the SEC Documents comply in all material respects with the rules and regulations of the Securities and Exchange Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Parent as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

5.13          Absence of Litigation. There is no claim, action, suit, arbitration, investigation or other proceeding pending against, or to Parent’s Knowledge, threatened against or affecting, Parent, any of its subsidiaries or any of their respective properties or, to Parent’s Knowledge, any of their respective officers or directors before any Governmental Body, except for any claim, action, suit, arbitration, investigation or other proceeding that is not expected to have a Material Adverse Effect on the Parent.

5.14          Taxes. Parent has properly filed all federal, foreign, state, local, and other tax returns and reports which are required to be filed by them, which returns and reports were properly completed and are true and correct in all material respects, and all material taxes, interest, and penalties due and owing have been timely paid. There are no outstanding waivers or invalid extensions of time with respect to the assessment or audit of any tax or tax return of Parent, or claims now pending or matters under discussion between Parent and any taxing authority in respect of any tax of Parent.

5.15          Employee Matters. Parent has disclosed in the SEC Documents any “employee benefit plan” subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which it maintains for employees and is required to be disclosed in the SEC Documents under applicable Law.

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5.16          Compliance with Laws. The Parent is in material compliance with the terms of, all franchises, permits, licenses and other rights and privileges necessary to conduct its present businesses and is in compliance with and has not violated, in any material respect, (a) any judgments, orders, decrees, injunctions or writs applicable to the Parent, or (b) any applicable provisions of any laws, statutes, ordinances, rules or regulations applicable to the conduct of its business.

5.17          Absence of Changes. Since the date of the latest SEC Documents and except as contemplated by, or in connection with, this Agreement and the Associated Agreements, there has not been any Material Adverse Effect or any event or events that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Parent.

5.18          [Reserved].

5.19          No Prohibited Transactions. The Parent has not engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any United States, Mexico, or to Parent’s Knowledge, international or other anti-money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto (including the International Emergency Economic Powers Act, as amended), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 and the regulations promulgated thereunder, as amended, or any order issued with respect to anti-money laundering by OFAC, or (ii) in contravention of Executive Order No. 13224 or (iii) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, OFAC, Financial Action Task Force, SEC, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time. Such Seller is not a Person (i) that is listed in the Annex to or is otherwise subject to the provisions of Executive Order 13224, (ii) whose name appears on OFAC’s most current list of “Specifically Designed Nationals and Blocked Persons,” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf), (iii) who commits, threatens to commit or supports “terrorism,” as that term is defined in Executive Order 13224, or (iv) who, to Parent’s Knowledge, has not been associated with or is otherwise affiliated with any Person listed above.

5.20          Compliance with Anti-Bribery Laws. The Parent has not engaged in any dealing or transactions, directly or indirectly, (i) in contravention of any applicable United States, Mexico, or to Parent’s Knowledge, international or other anti-corruption or anti-bribery statutes or regulations, including the Foreign Corrupt Practices Act as administered by the U.S. Department of Justice and the SEC, or (ii) in contravention of any applicable United States, Mexico, international or other export controls statutes or regulations, including the U.S. Export Administration Regulations (15 CFR Part 730, et seq.).

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5.21          No Brokers or Finders. Neither Parent, nor any officers, directors, agents, representatives or employees of, or on behalf of, Parent, has employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders’ fees in connection with transactions contemplated hereby.

5.22          Disclosure. No representation or warranty made by Parent in this Agreement (including this Article V) or in any document delivered in connection herewith (including the Disclosure Schedule) contains any untrue statement of material fact or omits any material fact necessary to make the statements contained herein or therein not misleading.

5.23          Disclaimer of Other Representations and Warranties. EACH SELLER ACKNOWLEDGES THAT NONE OF BUYER, PARENT OR ANY OTHER PERSON HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, CONCERNING BUYER OR PARENT IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, AND SUCH SELLER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES CONCERNING BUYER OR PARENT IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT.

Article VI
INDEMNIFICATION

6.1              Survival of Representations and Warranties. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is two (2) years from the Closing Date; provided, that the representations and warranties in Sections 2.1, 2.2, 2.4, 2.5, 3.1, 4.1, 4.2, 4.4, 5.1, 5.2, 5.5, 5.6, and 5.8 (collectively, the “Fundamental Representations”) shall survive indefinitely. All covenants and agreements of the Parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

6.2              Indemnification of the Parties.

(a)               From and after the Closing (but subject to the terms and conditions of this Article VI), each Seller shall indemnify, defend and hold harmless, Buyer, each of Buyer’s Affiliates (including Parent) and each of its and their respective officers, directors, managers, members, partners, equityholders, employees, representatives, agents, successors and assigns (collectively, the “Buyer Indemnitees”) from and against, and pay on behalf of and reimburse each Buyer Indemnitee in respect of all Losses incurred, suffered, sustained or required to be paid, directly or indirectly, by, or sought to be imposed upon, any Buyer Indemnitee arising out of, resulting from or relating to:

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(i)                 any breach of any representation or warranty of such Seller (but not the other Sellers) set forth in Article II;

(ii)              any breach of any representation or warranty of such Seller (but not the other Sellers) set forth in Article III;

(iii)            the breach of any covenant or agreement made by or to be performed by such Seller (but not the other Sellers) under this Agreement, other than those set forth in Article VIII which shall be governed by Section 6.2(a)(iv) below; and

(iv)             the nonperformance or breach of any restrictive covenants of such Seller (but not the other Sellers) set forth in Article VIII.

(b)               Sellers’ liability under Section 6.2(a) shall be subject to the following limitations and conditions:

(i)                 Sellers shall only be liable for 50% of any Losses under Section 6.2(a)(ii);

(ii)              Sellers shall be liable under Section 6.2(a)(i) or 6.2(a)(ii) only after the amount of a Loss claimed by Buyer exceeds $25,000, and then only to the extent of such excess per such particular case (after incorporating the limitation set forth in Section 6.2(b)(i));

(iii)            Sellers shall be liable under Section 6.2(a)(i) or 6.2(a)(ii) only after the aggregate amount of all Losses claimed under Section 6.2(a)(i) and 6.2(a)(ii), in the aggregate, exceeds $250,000, and then only to the extent of such excess (after incorporating the limitations set forth in Section 6.2(b)(i) and 6.2(b)(ii));

(iv)             Fasemex Mexico shall be liable on a joint and several basis with the other Sellers for any Losses under 6.2(a)(ii) or 6.2(a)(iii);

(v)               Each Seller’s aggregate liability under Section 6.2(a) (after incorporating the other conditions set forth in this Section 6.2(b)) shall be limited to 50% of the Closing Value of the Consideration Shares allocated such Seller at Closing under Section 1.1; provided that with respect to Fasemex Mexico, such limitation shall be equal to 50% of the Closing Value of the Consideration Shares allocated to all Sellers at Closing; and

(vi)             Notwithstanding anything contained in this Section 6.2(b):

(A)             the limitations under Section 6.2(b)(ii), 6.2(b)(iii), and 6.2(b)(v) shall not apply in the case of any inaccuracy or breach of any Fundamental Representation; provided, that each Seller’s aggregate liability shall be limited to 100% of the Closing Value of the Consideration Shares allocated such Seller at Closing under Section 1.1; provided, further, that with respect to Fasemex Mexico, such limitation shall be equal to 100% of the Closing Value of the Consideration Shares allocated to all Sellers at Closing; and

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(B)              none of the limitations under this Section 6.2(b) shall apply in the case of fraud by the Sellers (as determined by a court of competent jurisdiction).

(c)               From and after the Closing (but subject to the terms and conditions of this Article VI), Buyer shall indemnify, defend and hold harmless, each Seller and each of the Sellers’ Affiliates and each of its and their respective officers, directors, managers, members, partners, equityholders, employees, representatives, agents, successors and assigns (collectively, the “Seller Indemnitees”) from and against, and pay on behalf of and reimburse each Seller Indemnitee in respect of, all Losses incurred, suffered, sustained or required to be paid, directly or indirectly, by, or sought to be imposed upon, any Seller Indemnitee arising out of, resulting from or relating to:

(i)                 any breach of any representation or warranty of Buyer set forth in Article IV; and

(ii)              the breach of any covenant or agreement made by or to be performed by Buyer under this Agreement.

(d)               Buyer’s liability under Section 6.2(c) shall be limited as follows:

(i)                 Buyer shall be liable under Section 6.2(c)(i) only after the amount of a Loss claimed by any or all Sellers exceeds $25,000, and then only to the extent of such excess per such particular case;

(ii)              Buyer shall be liable under Section 6.2(c)(i) only after the aggregate amount of all Losses claimed under Section 6.2(c)(i) exceeds $250,000 (after incorporating the limitation set forth in Section 6.2(d)(i)), and then only to the extent of such excess;

(iii)            Parent shall be liable on a joint and several basis with Buyer for any Losses under 6.2(c)(i) or 6.2(c)(ii);

(iv)             Notwithstanding anything contained in this Section 6.2(d), none of the limitations set forth in this Section 6.2(d) shall apply to any breach by Buyer of one or more Fundamental Representations.

(e)               From and after the Closing (but subject to the terms and conditions of this Article VI), Parent shall indemnify, defend and hold harmless each Seller Indemnitee from and against, and pay on behalf of and reimburse each Seller Indemnitee in respect of, any and all Losses incurred, suffered, sustained or required to be paid, directly or indirectly, by, or sought to be imposed upon, any Seller Indemnitee arising out of, resulting from or relating to:

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(i)                 any breach of any representation or warranty of Parent set forth in Article V; and

(ii)              the breach of any covenant or agreement made by or to be performed by Parent under this Agreement.

(f)                Parent’s liability under Section 6.2(e) shall be limited as follows:

(i)                 Parent shall be liable under Section 6.2(e)(i) only after the amount of a Loss claimed by any or all Sellers exceeds $25,000), and then only to the extent of such excess per such particular case;

(ii)              Parent shall be liable under Section 6.2(e)(i) only after the aggregate amount of all Losses claimed under Section 6.2(e)(i) (after incorporating the limitation set forth in Section 6.2(f)(i) exceeds $250,000), and then only to the extent of such excess;

(iii)            Notwithstanding the foregoing, none of the limitations set forth in this Section 6.2(f) shall apply to any breach by Parent of one or more Fundamental Representations.

(g)               In addition to the limitations set forth in Section 6.2(d) and Section 6.2(f), the aggregate liability of Buyer under Section 6.2(c) and Parent under Section 6.2(e) shall be limited to 50% of the aggregate Closing Value of the Consideration Shares issued at Closing under Section 1.1, except in the case of a breach of a Fundamental Representation by Buyer or Parent, in which the aggregate liability of Buyer and Parent shall be limited to 100% of the aggregate Closing Value of the Consideration Shares issued at Closing. None of the limitations under Section 6.2(d) and Section 6.2(f) shall apply in the case of fraud by Buyer or Seller (as determined by a court of competent jurisdiction).

6.3              Indemnification Claim Procedure.

(a)               If any Buyer Indemnitee or Seller Indemnitee, as applicable (in the capacity as a Person seeking indemnification under this Article VI, the “Indemnified Party”), obtains actual knowledge of any matter not involving a Third Party Claim that the Indemnified Party believes will entitle the Indemnified Party to indemnification from Buyer or any Seller or Sellers under this Article VI (in the capacity as a Person against whom indemnification is sought under this Article VI, the “Indemnifying Party”), the Indemnified Party shall promptly thereafter deliver to the Indemnifying Party a notice thereof (a “Notice of Claim”) describing such matter in reasonable detail and, to the extent reasonably estimable, the estimated Losses resulting therefrom; provided, however, that any failure to give such notification on a timely basis or to provide any particular details therein shall not relieve the Indemnifying Party of its obligation to indemnify any Indemnified Party hereunder except to the extent that such failure to provide, delay in providing or omission of any particular detail actually and materially prejudices the ability of the Indemnifying Party to defend against such matter.

(b)               The Indemnifying Party shall respond to the Indemnified Party within thirty (30) days following the date that the Notice of Claim is delivered to pursuant to Section 6.3(a) (the “Response Period”), specifying whether or not the Indemnifying Party disputes the claim(s) described in the Notice of Claim, describe in reasonable detail the basis for each such dispute and include reasonable supporting materials (a “Claim Response”). If Indemnifying Party fails to give a Claim Response within the Response Period, the Indemnifying Party shall be deemed not to dispute the claim(s) described in the related Notice of Claim. If the Indemnifying Party gives a Claim Response within the Response Period but does not in such Claim Response dispute all of the claim(s) made in the related Notice of Claim, the Indemnifying Party shall be deemed not to dispute the undisputed claim(s) described in the related Notice of Claim. If the Indemnifying Party elects not to dispute any claim described in a Notice of Claim, whether by failing to give a timely Claim Response or otherwise, then the amount of Losses alleged in such Notice of Claim shall be conclusively deemed to be an obligation of the Indemnifying Party and the Indemnified Party shall be paid the amount specified in the Notice of Claim as provided in Section 6.5 (it being acknowledged that the amount of any estimated Losses may be revised by the Indemnified Party from time to time as the same are determined, all of which Losses shall be indemnified by the Indemnifying Party). If the Indemnifying Party delivers a Claim Response within the Response Period indicating that the Indemnifying Party disputes one or more of the matters identified in the Notice of Claim, Buyer or Parent, as the case may be, and the applicable Seller or Sellers (with respect to any claim by the Buyer Indemnitees for indemnification pursuant to Section 6.2(a)) shall promptly meet in good faith to resolve the dispute. If Buyer or Parent, as the case may be, and the Sellers, as applicable, do not resolve a dispute regarding a claim within thirty (30) days after the delivery of the Claim Response, either the Indemnifying Party or the Indemnified Party may submit the dispute to a court of competent jurisdiction set forth in Section 9.3(a) for resolution. Upon resolution of such dispute, whether by agreement or by a court of competent jurisdiction, if it is determined that any indemnification payment is required pursuant to this Article VI such amount shall be paid to the Indemnified Party as provided in Section 6.5.

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6.4              Procedures Relating to Indemnification for Third Party Claims. With respect to any matter for which an Indemnified Party is entitled to indemnification from an Indemnifying Party under this Article VI that relates to a Proceeding or Claim by a third party (a “Third Party Claim”), the Indemnified Party shall provide to the Indemnifying Party a Notice of Claim relating to such Third Party Claim promptly after receiving written notification of such Proceeding or Claim; provided, however, that any failure to give such notification on a timely basis shall not relieve the Indemnifying Party of its obligation to indemnify any Indemnified Party hereunder except to the extent that such failure to provide or delay in providing actually and materially prejudices the ability of the Indemnifying Party to defend against such Third Party Claim. The Indemnifying Party will be entitled to participate in the defense of any Third Party Claim that is the subject of a notice given by the Indemnified Party pursuant to this Section 6.4. In addition, upon written notice given by the Indemnified Party twenty (20) days of the notice of such Third Party Claim, the Indemnifying Party will have the right to defend the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party. In such event, the Indemnified Party may retain separate co-counsel at the cost of the Indemnifying Party and participate in the defense of the Third Party Claim. Notwithstanding the foregoing, the Indemnifying Party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party unless such judgment, compromise or settlement (i) provides for the payment of money as sole relief for the claimant and (ii) subject to the making of such payment, results in the full and general release of all Indemnified Parties from all liabilities arising from or relating to the Third Party Claim. The Indemnifying Party will not be bound by the entry of any judgment consent to, or any compromise or settlement effected, without its prior written consent. If the Indemnifying Party does not deliver the notice contemplated by this Section 6.4 within twenty (20) days after the Indemnifying Party has received notice of the Third Party Claim pursuant to this Section 6.4, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim, and the Indemnifying Party shall be permitted to participate in such defense at its sole cost and expense.

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6.5              Payment of Amounts Due. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VI, the Indemnifying Party shall satisfy its obligations within five (5) business days of such final, non-appealable adjudication by wire transfer of immediately available funds. The Parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such five (5) business day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to but excluding the date such payment has been made at a rate equal to the prime rate in effect from time to time (as published in The Wall Street Journal) plus two (2) percentage points, until paid in full.

6.6              Additional Limitations. Notwithstanding anything contained in this Article VI, in no event will any Indemnified Party be entitled to recover or make a claim for any amounts in respect of, and in no event will “Losses” be deemed to include consequential, exemplary or punitive damages, lost profits or revenues, or business interruption. Furthermore, no Indemnified Party shall be entitled to indemnification or reimbursement under any provisions of this Agreement for any amount to the extent such party has been indemnified or reimbursed for such amount under any other provision of this Agreement or the Ancillary Agreements, or to the extent that recovery has already been made under this Agreement or the Ancillary Agreements in respect of the same subject matter and in the amount of the Loss claimed.

6.7              Exclusive Remedy. Notwithstanding anything to the contrary in this Agreement, the indemnification rights set forth in this Article VI shall be the sole and exclusive remedies of: (a) the Buyer Indemnitees for any breach of or inaccuracy in any of the representations and warranties of the Sellers, or any of them, contained in this Agreement; and (b) the Seller Indemnitees for any breach of or inaccuracy in any of the representations and warranties of Buyer or Parent contained in this Agreement. For the avoidance of doubt, (y) the limitation set forth in this Section 6.7 shall not apply to (i) any of the Associated Agreements other than this Agreement, (ii) any breach of this Agreement resulting from fraud, or (iii) any injunctive or equitable remedies of any Party; and (z) to the extent that any matter is subject to indemnification under alternative provisions of this Agreement, an Indemnified Party may seek such indemnification under such alternative provisions of this Agreement, but it may not recover duplicate amounts for its Losses relating to such matter.

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Article VII
OTHER AGREEMENTS AND POST-CLOSING COVENANTS

7.1              Fasemex Mexico Supply Agreement. From and after the Closing, Fasemex Mexico and their Affiliates shall have the opportunity to bid to supply fabricated steel component parts and other items to the JV Companies and the Parties shall negotiate in good faith regarding such opportunities.

7.2              Restrictions on Consideration Shares; Legends.

(a)               The Consideration Shares have not been registered under the Securities Act, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an effective registration or in accordance with Regulation S, if applicable, or pursuant to another exemption from the registration requirements of the Securities Act. Each Seller undertakes that it, its affiliates (as defined in Rule 501 under the Securities Act), and any persons acting on its or their behalf will comply with the restrictions regarding transfers of the Consideration Shares under Rule 144 or another applicable exemption, with respect to US Seller, or Regulation S, with respect to MX Sellers.

(b)               The Consideration Shares, when issued and delivered pursuant to this Agreement, will be “restricted securities” as that term is defined in Rule 144 and a restrictive legend or notation in substantially the following form will be placed on the Consideration Shares:

For Consideration Shares issued to US Seller:

“The securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which shall be reasonably acceptable to the issuer of such securities.”

For Consideration Shares issued to MX Sellers:

“The securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until six (6) months after the Closing Date, except in either case in accordance with Regulation S under the Securities Act. No hedging transaction can be conducted with regard to the securities except as permitted by the Securities Act. Terms used above have the meanings given to them by Regulation S.”

7.3              Further Assurances. From time to time, as and when requested by Buyer, on the one hand, or any of Sellers, on the other hand, each Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting Party may reasonably deem necessary or desirable (and at the expense of such requesting Party) to evidence and effectuate the transactions contemplated by this Agreement.

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7.4              Seller Undertakings. If, after the Closing, any Seller or any Affiliate of such Seller identifies any tangible or intangible asset, property or right in its possession that is property of the JV Companies, then such Seller shall convey and deliver, or cause such Affiliate to convey and deliver, such asset, property or right to the appropriate JV Company (or to such JV Company as Buyer may designate), accompanied by appropriate instruments of transfer, but without any further consideration being required from Buyer or any of the JV Companies in connection with such conveyance and delivery.

7.5              Release. Except as otherwise set forth in the Termination Agreement, each Party, on its own behalf and on behalf of its Affiliates and any other Person that may claim by, through or under such Party, and/or any its respective Affiliates (each, a “Releasing Party”), hereby irrevocably waives, releases and discharges, as of Closing, each other Party, and their Affiliates (each, a “Released Party”) from any and all Liabilities to such Releasing Party arising prior to the Closing Date, in each case whether arising under any agreement, instrument or understanding or otherwise at law or equity (other than the breach of any of the representations and warranties or the performance of any of the obligations of the Parties arising under this Agreement and the Associated Agreements), and such Releasing Party shall not seek to recover any amounts in connection therewith or thereunder from any Released Party. Notwithstanding the foregoing, no owner of any Seller who continues as an employee in the employment of the Parent or an Affiliate from the Closing Date releases or discharges the Buyer, Parent or any of their Affiliates from (a) any rights to any payments, benefits or reimbursements under such Person’s employment agreement (to the extent such employment agreement is not terminated or superseded) or any Contract with Buyer, Parent, or any of their Affiliates; (b) any rights to vested benefits as a participant under any employee benefit plan; and (c) any statutory claims arising out of or relating to such Persons employment by Buyer or Parent, or any of their Affiliates. For the avoidance of doubt, nothing in this Section 7.5 shall limit the representations, warranties, covenants or indemnification obligations of any Party under this Agreement or the Associated Agreements.

Article VIII
RESTRICTIVE COVENANTS

8.1              Confidentiality.

(a)               All disclosures of trade secrets, know-how, financial information, or other information of a type that is known to be, or that a reasonable person would recognize it to be, confidential made by Buyer or any of its affiliates (as applicable, the “Discloser”) under or in connection with this Agreement or the Associated Agreements, as well as the terms of this Agreement and all Associated Agreements (collectively, the “Confidential Information”), shall be received and maintained in confidence by the recipient (the “Recipient”) and each Recipient shall treat all such Confidential Information as the confidential property of the Discloser and keep it confidential and secure and protect it from unauthorized use or disclosure by using at least the same degree of care as Recipient employs to avoid unauthorized use or disclosure of its own Confidential Information of similar nature, but in no event less than reasonable care. Notwithstanding the foregoing, (1) a Recipient shall be permitted to disclose any Confidential Information if required by applicable law, provided the Recipient provides the Discloser reasonable prior opportunity to comment upon such disclosure to the extent permitted by law and agree to cooperate to take reasonable steps to minimize the extent of any such required disclosure, and (2) Buyer, Parent and their Affiliates may disclose information to the extent required under law in connection with reports, filings, and other documents filed by its Affiliates (including Parent) with the SEC or any other securities regulator, or otherwise required under the rules or regulations of The Nasdaq Stock Market LLC or any other securities exchange or market (each as determined by Buyer or its Affiliates in their sole discretion).

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(b)               The term “Confidential Information” does not include information that (i) was in the public domain prior to the time it was furnished to Recipient or is at the time of the alleged breach (through no willful or improper action or inaction by such Recipient) generally available to the public, (ii) was or becomes available to a Recipient on a non-confidential basis from a source other than Buyer or its Affiliates, provided such other source is not be known by the Recipient to be bound by a confidentiality obligation, (iii) is lawfully known to a Recipient prior to disclosure of the Confidential Information by Buyer or its Affiliates or (iv) is independently developed by a Recipient without any use of any Confidential Information.

(c)               Each Recipient’s obligations with respect to the Confidential Information shall continue for a term of three (3) years following the Closing Date.

8.2              Restrictive Covenants of Sellers. As a material inducement to Buyer and Parent to enter into this Agreement and to consummate the transactions contemplated by this Agreement, the Sellers hereby agrees as follows:

(a)               Competitive Activities. Each Seller shall not, and shall cause each of such Seller’s Affiliates (other than the JV Companies and Buyer) to not, at any time during the Restrictive Period, directly or indirectly in any part of the Territory:

(i)                 engage in or assist other in engaging in, own, control, manage, or participate in the ownership, control or management of, or have a material financial interest in, any business engaged in, in whole or in part, the Competitive Activity within the Territory;

(ii)              solicit, or assist in the solicitation of, any person having an office or conducting business anywhere within the Territory and to which the JV Companies sold goods or provided services in connection with the Business, for the purpose of selling goods or providing services related to the Competitive Activity or diverting business from the JV Companies; or

(iii)            solicit, or assist in the solicitation of, any person employed or engaged by the Parent or the JV Companies in any capacity (as an employee, independent contractor or otherwise) to terminate such employment or other engagement, whether or not such employment or engagement is pursuant to a contract and whether or not such employment or engagement is at will; provided, however, that the advertisement of job openings and use of employee search firms, newspapers, magazines, the internet and other media not directed at the foregoing shall not constitute a breach of this Section 8.2(a)(iii).

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Except as set forth in this Section 8.2 or as provided under applicable Law, Parent and Buyer shall not restrict each Seller from engaging in any other businesses or activities and to receive the income and benefits thereof (and Parent and the JV Companies shall have no interest therein by reason of this Agreement or the Associated Agreements), regardless of whether such businesses or activities are similar or competitive to the Parent and/or the JV Companies businesses; provided, that nothing in this paragraph shall limit the fiduciary duties of any designee or representative of one or more of the Sellers on the board of directors of Parent.

(b)               Authority for Judicial Enforcement and Revision. Each Seller agrees and acknowledges that the scope, duration and geographical area of the covenants of such Seller set forth in this Section 8.2: are reasonable and necessary to protect the Parent and Buyer. However, the Parties agree that if a court finds the covenants of the Sellers set forth in this Section 8.2 unenforceable due to restrictions unreasonable in scope, duration, geographical area or remedies, then such court shall be allowed to reform the covenants of such Seller set forth in this Section 8.2 so that the restrictions herein are reasonable and this Agreement, and the covenants of such Seller set forth in this Section 8.2, are enforceable.

(c)               Remedies. The Sellers acknowledge that if they violate the terms of this Section 8.2 it would be impossible to determine with any reasonable accuracy the amount of damages to the Buyer and its Affiliates, which cannot be adequately compensated in monetary damages. Therefore, Buyer shall have, in addition to, and not in lieu of, any of the other rights and remedies available hereunder, the right to have the provisions of this Section 8.2 specifically enforced by any court of competent jurisdiction by way of an injunction or other equitable relief. Buyer shall not be required to post a bond or other security or to prove actual damages or the inadequacy of monetary damages in connection with its efforts to obtain equitable relief concerning this Section 8.2. The Parties agree that any breach or attempted breach of this Section 8.2 would cause substantial and irreparable damage which would be adequately compensated for by damages. As a result the Buyer and its Affiliates shall be entitled to injunctive relief in the Territory in addition to the monetary damages.

Article IX
MISCELLANEOUS

9.1              Notices. Any notice or communication required or permitted to be given be any provisions of this Agreement, including but not limited to any consents, shall be in writing and shall be deemed to have been given and received by the Person to whom directed, if properly addressed: (a) when delivered personally to such Person or to an officer or partner of the Person to which directed, (b) upon confirmation of receipt of transmission by email, or (c) two (2) days after being deposited with an internationally recognized overnight courier, delivery charges prepaid for delivery the following day. The addresses for notice are as follows:

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If to Buyer or Parent:	FreightCar North America, LLC c/o FreightCar America, Inc. 125 South Wacker Drive Suite 1500 Chicago, Illinois 60606 Attn: Christopher Eppel Email: CEppel@freightcar.net
with a copy to (which shall not constitute notice):	Kelley Drye & Warren LLP 333 West Wacker Drive, 26th Floor Chicago, IL 60606 Attn: Andrew Pillsbury Email: APillsbury@kelleydrye.com
If to Sellers or any Seller:	c/o Fabricaciones y Servicios de Mexico SA de CV. Carretera 57 Km 178 Castaños Coahuila, 25780 Mexico Email: jgil@fasemex.com.mx
with a copy to (which shall not constitute notice):	Romero, Ramos, Quintanilla y Bortoni S.C. Lazaro Cardenas 435 Despacho 410 Colonia Loma Larga, 66266 San Pedro Garza Garcia, Nuevo Leon, Mexico. Attn: Francisco Romero Email: fromero@rrqb.mx

Any Party may change its address, email, facsimile number or individual for receiving notice for the purpose of this Section 9.1 by notice to the other given in the manner set forth above.

9.2              Governing Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware applicable to contracts made in that state, without giving effect to any law, provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

9.3              Consent to Jurisdiction; Waiver of Jury Trial.

(a)               EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL PROCEEDINGS (IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING SHALL BE COMMENCED AND PROSECUTED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS LOCATED IN THE CITY OF CHICAGO, COUNTY OF COOK, AND ANY APPELLATE COURT THEREFROM OR THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS AND ANY APPELLATE COURT THEREFROM (COLLECTIVELY, THE “Illinois Courts”). EACH PARTY HERE-BY IRREVOCABLY AND UNCONDITIONALLY CONSENTS AND SUBMITS, FOR IT-SELF AND ITS ASSETS, TO THE EXCLUSIVE JURISDICTION OF ANY OF THE ILLINOIS COURTS IN RESPECT OF ANY SUCH PROCEEDING. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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(b)               EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING IN ANY OF THE ILLINOIS COURTS. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING IN ANY OF THE ILLINOIS COURTS. EACH OF THE PARTIES AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)               EACH PARTY AGREES THAT ANY PROCEEDING (IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING WILL INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH PROCEEDING.

(d)               EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING ARISING UNDER OR RELATING TO THIS AGREEMENT, SEEK TO ENFORCE THE FOREGOING WAIVERS, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) SUCH PARTY MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION 9.3(d).

(e)               EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LAWSUIT, ACTION OR PROCEEDING SEEKING ENFORCEMENT OF SUCH PARTY’S RIGHTS UNDER THIS AGREEMENT.

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9.4              Further Assurance. In connection with this Agreement and the transactions contemplated hereby, the Parties shall execute and deliver such further documents, and perform such further acts, as may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions contemplated hereunder, as reasonably requested by the other Parties.

9.5              Waivers. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

9.6              Rights and Remedies Cumulative. Except as specifically set forth in this Agreement, the rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the Parties may have by law, statute, ordinance or otherwise.

9.7              Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

9.8              Assignment. Except as expressly set forth in this Agreement, no Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Parties; provided that Buyer or Parent may assign any rights or obligations hereunder to an Affiliate of either Buyer or Parent. Any proposed assignment in contravention of this Section 9.8 shall be null and void.

9.9              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

9.10          Terminology and Construction. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of Articles, Sections, Exhibits, and Disclosure Schedule are for convenience only, and neither limit nor amplify the provisions of this Agreement. Except as specifically provided, references to Articles, Sections, Exhibits, and Disclosure Schedule in this Agreement refer to Articles, Sections, Exhibits, and Disclosure Schedule to, this Agreement. The use herein of the word “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” or “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” shall mean “and/or” unless the context requires otherwise. The words “day,” “month,” and “year” mean, respectively, calendar day, calendar month and calendar year. Any reference to a statute shall include and shall be deemed to be a reference to such statute and to the regulations made pursuant thereto, and all amendments made thereto and enforced from time to time, and to any statute or regulation that may be passed which has the effect of supplementing the statute so referred to or the regulations made pursuant thereto. The Parties agree that the terms and conditions of this Agreement and the Associated Agreements are the result of negotiations between and among them and that neither this Agreement nor any of the Associated Agreements shall be construed in favor of or against any Party by reason of the extent to which such Party or its professional advisors participated in the preparation of such agreements. All references to “$” or “dollar” in this Agreement refer to the currency of the United States.

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9.11          Expenses. Each Party shall be responsible for its own legal, accounting, and other expenses incurred in connection with the negotiations and transactions contemplated by this Agreement and the Associated Agreements.

9.12          Entire Agreement. This Agreement and each of the Associated Agreements and exhibits and schedules attached hereto set forth all (and are intended by all Parties hereto to be an integration of all) of the promises, agreements, conditions, understandings, warranties, and representations among the Parties hereto; and there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, expressed or implied, among them other than as set forth herein. Any amendment to this Agreement must be in writing and will not be effective until it is executed and approved by an authorized representative of each Party.

[signature page follows]

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The Parties have executed and delivered this Equity Purchase Agreement as of the date first written above.

BUYER:

FREIGHTCAR NORTH AMERICA, LLC

By: /s/ James R. Meyer
Name: James R. Meyer
Title: President

For purposes of Article V and Article IX and Section 6.2(e) (subject to the limitations and other provisions of Article VI) only:

PARENT:

FREIGHTCAR AMERICA, INC.

By: /s/ James R. Meyer
Name: James R. Meyer
Title: President and Chief Executive Officer

[Signature Page to Equity Purchase Agreement]

SELLERS:

FASEMEX, INC.

By: /s/ Jesus S. Gil
Name: Jesus S. Gil
Title: President

FABRICACIONES Y SERVICIOS DE MÉXICO, S.A. DE C.V.

By: /s/ Alejandro Gil
Name: Alejandro Gil
Title: Legal Representative

AGBEN DE MEXICO, S.A. DE C.V.

By: /s/ Jesus S. Gil
Name: Jesus S. Gil
Title: Owner

[Signature Page to Equity Purchase Agreement]

EXHIBIT A

DEFINITIONS

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. For the purposes of this definition, the term “control” means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, by contract or otherwise or (c) being a director, officer, executor, trustee or fiduciary (or their equivalent positions) of a Person or a Person that controls such Person. Notwithstanding the foregoing, the JV Companies shall not be considered Affiliates of any of the Parties prior to Closing, and upon Closing, the JV Companies shall be deemed Affiliates of Buyer and Parent.

“Agben” has the meaning set forth in the preamble.

“Agreement” has the meaning set forth in the preamble.

“Associated Agreements” means all documents and certificates referenced herein to which any of the Parties is a party and which is required to be delivered hereunder, or which is delivered by any Party to another contemporaneously with Closing in connection with the transactions contemplated hereunder.

“Business” has the meaning set forth in the recitals.

“Buyer” has the meaning set forth in the preamble.

“Buyer Indemnitees” has the meaning set forth in Section 6.2(a).

“Buyer’s Knowledge” means the actual knowledge of James R. Meyer and Christopher J. Eppel, in each case after reasonable inquiry of their respective direct reports.

“Claim” means any complaint, allegation, charge, petition, appeal, demand, notice, filing or claim of any kind that commences, alleges a basis to commence or threatens to commence any Proceeding by or before any Governmental Body, or that asserts, alleges a basis to assert or threatens to assert any right, breach, default, violation, noncompliance, termination, cancellation or other action or omission that would reasonably be expected to result in a Loss.

“Claim Response” has the meaning set forth in Section 6.3(b).

“Closing” has the meaning set forth in Section 1.3.

“Closing Date” has the meaning set forth in Section 1.3.

“Closing Value” means, with respect to shares of Parent Common Stock, the aggregate value of such shares based on the closing price of the Parent Common Stock on the Trading Market on the Closing Date (or the next applicable trading day).

Exhibit A-1

“Common Stock” has the meaning set forth in Section 5.2.

“Competitive Activities” means the manufacture, assembly, distribution or sales of railcars, railcar parts, or railcar components; provided, however, that the sale of railcar parts or railcar components by Fasemex Mexico or its Affiliates to certain parties as mutually agreed from time to time shall not be considered a “Competitive Activity”. For clarity, “Competitive Activity” includes the assembly or manufacture of any type of railcar.

“Confidential Information” has the meaning set forth in Section 8.1(a).

“Consideration Shares” has the meaning set forth in Section 1.1.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Discloser” has the meaning set forth in Section 8.1(a).

“Disclosure Schedule” means the disclosure schedule of Sellers, which is incorporated by reference into and made a part of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Order 13224” has the meaning set forth in Section 2.9.

“Fasemex Mexico” has the meaning set forth in the preamble.

“Fundamental Representations” has the meaning set forth in Section 6.1.

“GAAP” means generally accepted accounting principles as used in the United States as in effect at the time any applicable financial statements were or are prepared.

“Governmental Body” means any federal, state, regional, county, city, local, municipal, foreign or other government or quasi-governmental entity or authority or any department, branch, agency, commission, board, subdivision, bureau, agency, official, political subdivision or other instrumentality of any of the foregoing, any administrative or regulatory body obtaining authority from any of the foregoing, and any court, tribunal, judicial or arbitral body, mediation or conciliation or self-regulatory authority.

“Indemnified Party” has the meaning set forth in Section 6.3(a).

“Indemnifying Party” has the meaning set forth in Section 6.3(a).

“JV Companies” has the meaning set forth in the recitals.

“JV Equity Interests” has the meaning set forth in the recitals.

“Law” means any constitutional provision, statute, ordinance, law (including common law), rule, regulation, code, plan, decree, injunction, judgment, Order, ruling, assessment or writ of any Governmental Body, or any legally binding regulatory policy statement (whether or not publicly available), binding standard or guidance or policy, binding directive, or decree of any Governmental Body, in each case as any of the foregoing may be in effect from time to time.

Exhibit A-2

“Liabilities” has the meaning set forth in Section 3.2.

“Lien” means any lien (including any tax lien), mortgage, security interest, pledge, deposit, option, infringement, charge, claim, deed of trust, hypothecation, mortgage, contingent sale, title retention, lease or sublease, building or use restriction, adverse claim, right or intent, covenant, easement, encroachment, defect, or other matter affecting title, conditional sales agreement, community property interest, or other encumbrance or restriction (including a restriction on transfer such as a right of first refusal) of any nature or kind, whether voluntarily or involuntarily incurred, arising by operation of Law, by contract or otherwise, and including any contract to give any of the foregoing in the future.

“Losses” means any and all liabilities, Proceedings, Claims, losses, demands, assessments, adjustments, awards, judgments, settlement payments, fines, penalties, taxes, interest, damages, costs, deficiencies, fees, charges and expenses, including any and all reasonable expenses incurred in connection with investigating, defending or asserting any of the foregoing (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, consultants, expert witnesses, accountants and other professionals).

“Material Adverse Effect” means any change or effect that has a material and adverse effect on (a) the business, operations, financial condition, or assets of the applicable company and its wholly-owned subsidiaries taken as a whole, or (b) the ability of applicable company to perform its obligations under this Agreement.

“MX JV Equity” has the meaning set forth in the recitals.

“MX Sellers” has the meaning set forth in the preamble.

“Notice of Claim” has the meaning set forth in Section 6.3(a).

“OFAC” has the meaning set forth in Section 2.9.

“Order” means any judgment, writ, decree, directive, decision, injunction, ruling, stipulation, award, order (including any consent decree or cease and desist order) or determination of any kind issued, promulgated or entered by or with any Governmental Body.

“Ordinary Course of Business” means, with respect to any action take or omitted to be taken by the JV Companies or by any JV Company, as applicable in the context, that: (a) is consistent in nature, scope and magnitude with the past practices of the JV Companies or such JV Company and is taken in the ordinary course of the normal, day-to-day operations of the JV Companies or such JV Company; (b) does not require authorization by the board of directors or managers or equityholders of the JV Companies or such JV Company (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are engaged in the Business.

Exhibit A-3

“Parent” has the meaning set forth in the recitals.

“Parent Common Stock” means common stock, par value $0.01 per share, of Parent.

“Parent’s Knowledge” means the actual knowledge of James R. Meyer and Christopher J. Eppel, in each case after reasonable inquiry of their respective direct reports.

“Party” and “Parties” has the meaning set forth in the preamble.

“Permits” has the meaning set forth in Section 3.4.

“Person” means a natural person, a partnership, a corporation, a company, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business enterprise or a Governmental Body.

“Proceeding” means any suit, action, cause of action (whether at law or in equity), arbitration, audit, hearing, investigation, litigation, claim, complaint, administrative or similar proceeding (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body.

“Production JV” has the meaning set forth in the recitals.

“Recipient” has the meaning set forth in Section 8.1(a).

“Regulation S” means Regulation S promulgated under the Securities Act.

“Response Period” has the meaning set forth in Section 6.3(b).

“Restrictive Period” means the period beginning at Closing and ending the later of (a) three (3) years after the Closing Date, and (b) such time when the Sellers and their Affiliates cease to beneficially own, in the aggregate, 5% (five percent) of the issued and outstanding shares of Parent Common Stock (after giving effect to any stock splits, combinations or similar transactions).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, forms, proxy statements, statements and other documents filed or required to be filed by Parent with the SEC pursuant to the reporting requirements of the Exchange Act (including all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein) during the three (3) years prior to the date hereof.

“Securities Act” means the Securities Act of 1933, as amended.

Exhibit A-4

“Seller” and “Sellers” each has the meaning set forth in the preamble.

“Seller Indemnitees” has the meaning set forth in Section 6.2(b).

“Seller’s Knowledge” means the actual knowledge of Jesús Gil Benavides, Alejandro Gil Benavides, and Salvador Gil Benavides, in each case after reasonable inquiry of their respective direct reports.

“Territory” means the United States of America (including Puerto Rico), Canada and Mexico.

“Third Party Claim” has the meaning set forth in Section 6.4.

“Trading Market” means the Nasdaq Global Market.

“US JV” has the meaning set forth in the recitals.

“US JV Equity” has the meaning set forth in the recitals.

“US Seller” has the meaning set forth in the preamble.

Exhibit A-5